UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

MOJO ORGANICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 21st Floor, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

(201) 633-6519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Promissory Notes

On November 14, 2012, Mojo Organics, Inc. (the “Company”) issued a convertible promissory note to OmniView Capital, LLC (“OmniView”) with a principal amount of $60,000.  On December 15, 2012, the Company issued a convertible promissory note to Paul Sweeney (“Sweeney” and together with OmniView, collectively, the “Holders”) with a principal amount of $60,000.  The notes bore interest at the rate of 8% per annum.  The notes were due and payable in full on the earlier of September 15, 2013 and the consummation by the Company of an offering of its securities raising gross proceeds of at least $400,000.  If, at any time prior to the payment in full of the entire balance of the note (including accrued interest), the Company consummated an offering of equity or debt securities, the Holders had the option of converting all or any portion of such unpaid balance into the securities offered by the Company in such offering.    As described below, on January 31, 2013, the Company consummated an initial closing of the sale of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”).  In connection therewith, the Holders converted the entire principal balance due on the notes into shares of Preferred Stock.

The preceding description of the terms, provisions and conditions of the notes is a summary and is qualified in its entirety by the copy of the form of note that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Advisor Agreement

On November 28, 2012, the Company entered into an Advisor Agreement (“Advisor Agreement”) with OmniView.  Pursuant to the Advisor Agreement, the Company engaged OmniView to provide strategic business advisory services and assist the Company in networking and capital formation. As compensation for OmniView’s services under the Advisor Agreement, the Company agreed to issue OmniView an aggregate of 5,000,000 shares of common stock of the Company, 50% of which was issuable upon execution of the agreement and 50% of which is issuable upon the six month anniversary of the execution of the Advisor Agreement.

The shares were issued to OmniView in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as the grant did not involve a public offering. The Company did not engage in any general solicitation or advertising and OmniView is an accredited investor who had full access to information about the Company and acquired the shares for investment.

The preceding description of the terms, provisions and conditions of the Advisor Agreement is a summary and is qualified in its entirety by the copy of the Advisor Agreement that is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Preferred Stock Financing

On January 12, 2013, the Company entered into an Amended and Restated Securities Purchase Agreement (“Purchase Agreement”) providing for the sale to accredited investors of the Company’s Preferred Stock.  On January 31, 2013, the Company consummated an initial closing of the sale of Preferred Stock, raising gross proceeds of $372,500, including $237,500 from the conversion of the promissory notes, including those described above.

The Preferred Stock is convertible into shares of the Company’s common stock at any time, in whole or in part, at a conversion price of 0.04 per share, subject to adjustment.  Additionally, the Company can force the holders to convert their shares of Preferred Stock into common stock upon the later to occur of (i) the Company’s market capitalization equaling or exceeding $20 million for ten trading days within any thirty day period and (ii) the effective date of the Reverse Split (defined below). The Preferred Stock ranks senior to all other outstanding stock of the Company in right of dividend payments and liquidation.  The Preferred Stock will vote on an “as converted” basis with the Company’s common stock on all matters brought before the holders of the common stock as a single class.  Additionally, as long as any shares of Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the holders of the Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Preferred Stock,  (c) increase the authorized number of shares of Preferred Stock or reinstate or issue any other series of preferred stock, (d) redeem, purchase or otherwise acquire any securities junior in ranking to the Preferred Stock, (e) pay or declare any dividend or make any distribution on any securities junior in ranking to the Preferred Stock, (f) authorize or create any class of stock ranking as to dividends, redemption or liquidation rights senior to other otherwise pari passu with the Preferred Stock or (g) enter into any agreement with respect to any of the foregoing.  Upon the occurrence of certain liquidation events (such as a liquidation or sale of all or substantially all of the Company’s assets), the holders of the Preferred Stock are entitled to receive an amount equal to their initial purchase price for the Preferred Stock.  The full terms of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of the Preferred Stock included as Exhibit 3.1 to this Report (“Certificate of Designations”).

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) with each investor pursuant to which the Company has agreed to file a registration statement to register the resale of the shares of common stock issuable upon conversion of the Preferred Stock.  The Company is obligated to file the registration statement within 45 days after written demand from the holders of an aggregate of 1/3 of the outstanding Preferred Stock, provided that the initial filing cannot be requested prior to the four month anniversary of the initial closing of the sale of Preferred Stock.  The Company is then obligated to have such registration statement declared effective by the Securities and Exchange Commission within 120 days from the filing.  If the registration statement is not filed or declared effective within such time periods, the Company is required to pay each holder of the Preferred Stock an amount in cash equal to the product of (1) the product of (A) 1% multiplied by (B) the quotient of (X) the number of shares of Preferred Stock held by the holder that are not otherwise registered by the Company and (Y) the total number of such holder’s shares of Preferred Stock, multiplied by (2) the aggregate purchase price paid by the holder.

The Preferred Stock was sold under Section 4(2) of the Securities Act on a private placement basis to accredited investors.

The foregoing description of the Purchase Agreement, Certificate of Designations and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Certificate of Designations and Registration Rights Agreement filed as Exhibits 10.3, 3.1 and 10.4, respectively, to this report and incorporated herein by reference.

Preferred Stock Commitment and Restricted Stock Agreement Amendment

As a condition to the initial closing of the sale of Preferred Stock, each of Glenn Simpson, the Company’s Chief Executive Officer and a member of the Board of Directors, Jeffrey A. Devlin, a member of the Board of Directors, and Richard X. Seet, a member of the Board of Directors, has committed to purchase $50,000 of shares of Preferred Stock in the final closing of the sale of Preferred Stock, provided aggregate gross proceeds of a minimum of $600,000 have been invested by purchasers other than such individuals.  However, Glenn Simpson and Richard X. Seet voluntarily converted promissory notes in a principal amount of $15,000 and $7,500, respectively, at the initial closing of the sale of Preferred Stock to count towards their commitment obligations.

The preceding description of the terms, provisions and conditions of the commitment is a summary and is qualified in its entirety by the commitment letter that is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Also as a condition to the initial closing of the sale of Preferred Stock, the Company amended the terms of Richard X. Seet’s May 2012 restricted stock agreement to add additional vesting requirements to such restricted stock.  The terms of vesting of Mr. Seet’s restricted stock are set forth in the amendment to restricted stock agreement that is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Board of Director Changes

As a condition to the initial closing of the sale of Preferred Stock, J. Robert LeShufy resigned as a director of the Company.  Mr. LeShufy’s resignation was tendered solely as required to satisfy a closing condition set forth in the Purchase Agreement and not as a result of any disagreement he had with the Company on any matter relating to its operations, policies or practices.  In connection with Mr. LeShufy’s resignation, the Board of Directors was expanded from four members to five members.  The Company has agreed that so long as OmniView and its affiliates together hold at least five percent (5%) or more of the Company’s issued and outstanding Preferred Stock, OmniView shall have the right to nominate one member to the Company’s Board of Directors.

Reverse Split

In connection with the sale of Preferred Stock, the Company has agreed that it will effect a 1-for-10 reverse split of its common stock (“Reverse Split”) by April 1, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.02 of this Current Report on Form 8-K to the extent required.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

10.1	Form of Promissory Note issued to OmniView Capital LLC and Paul Sweeney.

10.2	Advisor Agreement with OmniView Capital LLC.

10.3	Amended and Restated Securities Purchase Agreement.

10.4	Registration Rights Agreement.

10.5	Commitment letter executed by each of Glenn Simpson, Jeffrey Devlin and Richard Seet.

10.6	Amendment to Richard X. Seet Restricted Stock Agreement.

10.7	Letter Agreement relating to nominee right of OmniView Capital LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Dated: February 1, 2013	By:	/s/ Glenn Simpson
Name: Glenn Simpson
Title: Chief Executive Officer